As filed with the Securities and Exchange Commission on May 8, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KANA SOFTWARE, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware	77-0435679
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

181 Constitution Drive

Menlo Park, California 94025

(Address of Principal Executive Offices)

Kana Software, Inc. 1999 Stock Incentive Plan

Broadbase Software, Inc. 1999 Equity Incentive Plan

(Full Title of the Plan)

Michael S. Fields

Chief Executive Officer

181 Constitution Drive

Menlo Park, California 94025

(650) 614-8300

(Name, Address and Telephone Number of Agent for Service)

Copies to:

William A. Bose, Esq. Vice President & General Counsel Kana Software, Inc. 181 Constitution Drive Menlo Park, California 94025	David K. Michaels, Esq. Fenwick & West LLP 555 California Street San Francisco, California 94104

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	1,528,737	(3)	$3.54	(2)	$5,411,728.98	(2)	$166.15
Common Stock, $0.001 par value per share	1,798,514	(4)	$3.54	(2)	$6,366,739.56	(2)	$195.46

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock. Each share of common stock includes Preferred Stock Purchase Rights that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as quoted on the Over the Counter Bulletin Board on May 1, 2007.
(3)	Represents shares automatically reserved for issuance upon the exercise of outstanding options under the Kana Software, Inc. 1999 Stock Incentive Plan. Shares available for issuance under the Kana Software, Inc. 1999 Stock Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 21, 1999 (Registration No. 333-87505).
(4)	Represents shares automatically reserved issuance for upon the exercise of outstanding options under the Broadbase Software, Inc. 1999 Equity Incentive Plan, which was assumed by the Registrant on June 29, 2001 pursuant to an Agreement and Plan of Reorganization by and among the Registrant, a wholly owned subsidiary of the Registrant and Broadbase Software, Inc. Shares available for issuance under the Broadbase Software, Inc. 1999 Equity Incentive Plan were initially registered on a registration statement on Form S-8 filed by the Registrant with the SEC on July 3, 2001 (Registration No. 333-64552).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. (1)

Item 2. Registrant Information and Employee Plan Annual Information. (1)

(1)	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Kana Software, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on April 2, 2007 and Form 10-K/A for the year ended December 31, 2006 filed with the Commission on April 30, 2007 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (a) above.

(c)	The Registrant’s Form 8-K filed with the Commission on September 5, 2006.

(d)	The description of the Registrant’s common stock contained in Registrant’s Registration Statement on Form 8-A filed with the Commission on August 27, 1999, including any amendment or report filed for the purpose of updating the description of our common stock.

(e)	The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 31, 2006, including any amendment or report filed for the purpose of updating the description of our common stock.

(f)	The Registrant’s Registration Statements on Form S-8 (No. 333-87505) filed with the Commission on September 21, 1999, as amended on September 24, 1999, and on Form S-8 (No. 333-64552) filed with the Commission on July 3, 2001.

(g)	The Registrant’s Proxy Statement on Schedule 14A (No. 000-27163) filed with the Commission on October 14, 2005 pursuant to Section 14a of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

In appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. These provisions in the Registrant’s certificate of incorporation do not eliminate a director’s fiduciary duty, nor do they affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VII, Section 6 of the Registrant’s Bylaws provides for mandatory indemnification of its directors and executive officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Registrant has entered into separate indemnity agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and to provide additional procedural protections. These agreements require the Registrant to, among other things, indemnify the director or officer against expenses, including attorney’s fees, judgments, fines and settlements paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as a director or officer of the Registrant, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against him or her individually with respect to which he or she individually may be entitled to indemnification by the Registrant.

The Registrant has obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

See also the undertakings set out in response to Item 9.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.01	Second Amended and Restated Certificate of Incorporation of Kana Communications, Inc. as amended by the Certificate of Amendment dated April 18, 2000.	8-K	000-27163	3.01	5/04/00

4.02	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Kana Communications, Inc. dated April 18, 2001.	S-8	333-64552	4.02	7/03/01

4.03	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Kana Software, Inc. dated December 11, 2001.	S-3	333-77068	4.03	1/18/02

4.04	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation dated November 21, 2005.	8-A	000-27163	3.04	1/31/06

4.05	Amended and Restated Bylaws, as amended October 12, 2001.	10-K	000-27163	3.05	3/28/03

4.06	Certificate of Designation of Series a Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on January 27, 2006.	8-K	000-27163	3.01	1/31/06

4.07	Form of Specimen Common Stock Certificate.	S-1/A	333-82587	4.01	9/21/99

4.08	Form of Rights Certificate.	8-K	000-27163	4.01	1/31/06

4.09	Rights Agreement, dated as of January 26, 2006, by and between Kana Software, Inc. and U.S. Stock Transfer Corporation.	8-K	000-27163	4.02	1/31/06

4.10	Kana Software, Inc. 1999 Stock Incentive Plan, as amended.	10-Q	000-27163	10.01	11/14/06

4.12	Broadbase Software, Inc. 1999 Equity Incentive Plan, as amended on November 2, 2000.±	S-4/A	333-48696	4.09	11/09/00

5.01	Opinion of Fenwick & West LLP.					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

23.02	Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm.					X

23.03	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

24.01	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).					X

±	Filed by Broadbase Software, Inc.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on this 8th day of May, 2007.

KANA SOFTWARE, INC.

By:	/s/ Michael S. Fields
Michael S. Fields
Chief Executive Officer and Chairman of
the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Michael S. Fields and John M. Thompson, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. FIELDS Michael S. Fields	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 8, 2007

/s/ JOHN M. THOMPSON John M. Thompson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2007

/s/ JERRY R. BATT Jerry R. Batt	Director	May 8, 2007

/s/ WILLIAM T. CLIFFORD William T. Clifford	Director	May 8, 2007

/s/ JOHN F. NEMELKA John F. Nemelka	Director	May 8, 2007

/s/ MICHAEL J. SHANNAHAN Michael J. Shannahan	Director	May 8, 2007

/s/ STEPHANIE VINELLA Stephanie Vinella	Director	May 8, 2007

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.01	Second Amended and Restated Certificate of Incorporation of Kana Communications, Inc. as amended by the Certificate of Amendment dated April 18, 2000.	8-K	000-27163	3.01	5/04/00

4.02	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Kana Communications, Inc. dated April 18, 2001.	S-8	333-64552	4.02	7/03/01

4.03	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Kana Software, Inc. dated December 11, 2001.	S-3	333-77068	4.03	1/18/02

4.04	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation dated November 21, 2005.	8-A	000-27163	3.04	1/31/06

4.05	Amended and Restated Bylaws, as amended October 12, 2001.	10-K	000-27163	3.05	3/28/03

4.06	Certificate of Designation of Series a Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on January 27, 2006.	8-K	000-27163	3.01	1/31/06

4.07	Form of Specimen Common Stock Certificate.	S-1/A	333-82587	4.01	9/21/99

4.08	Form of Rights Certificate.	8-K	000-27163	4.01	1/31/06

4.09	Rights Agreement, dated as of January 26, 2006, by and between Kana Software, Inc. and U.S. Stock Transfer Corporation.	8-K	000-27163	4.02	1/31/06

4.10	Kana Software, Inc. 1999 Stock Incentive Plan, as amended.	10-Q	000-27163	10.01	11/14/06

4.12	Broadbase Software, Inc. 1999 Equity Incentive Plan, as amended on November 2, 2000.±	S-4/A	333-48696	4.09	11/09/00

5.01	Opinion of Fenwick & West LLP.					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

23.02	Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm.					X

23.03	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

24.01	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).					X

±	Filed by Broadbase Software, Inc.